Exhibit 99.1

News Announcement

FOR IMMEDIATE RELEASE

CONTACT:
Saul V. Reibstein	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

TIMOTHY J. WILMOTT NAMED TO PENN NATIONAL GAMING

BOARD OF DIRECTORS

Wyomissing, PA (September 19, 2014) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn National Gaming” or the “Company”) announced today that its Board of Directors has, subject to customary regulatory approvals, appointed the Company’s Chief Executive Officer, Timothy J. Wilmott, to the Board effective immediately.  Mr. Wilmott’s appointment will expand the size of the Board to seven members, five of whom satisfy the standards for director independence under the current Listing Rules of the NASDAQ Stock Market.

Tim Wilmott joined Penn National Gaming in February 2008 as President and Chief Operating Officer and was named Chief Executive Officer in November 2013.  Mr. Wilmott had served at Harrah’s Entertainment (now Caesars Entertainment Corporation) since 1987 and was Chief Operating Officer at Harrah’s for approximately four years.  In this position, he oversaw the operations of all of Harrah’s revenue-generating businesses, including 48 casinos, 38,000 hotel rooms and 300 restaurants.

Peter M. Carlino, Chairman of Penn National Gaming, commented, “Since joining the Company in 2008, Tim has been steadfast in diversifying our operations in a return focused manner while fostering our employees’ commitment to deliver quality guest services across the property portfolio.  In addition, in the eleven months since we separated the Company’s real estate assets from our operating assets, Tim has built formidable corporate and operating management teams that have consistently delivered strong margins from existing operations, successfully opened new facilities and developed exciting expansion opportunities in new markets, including Ohio, Massachusetts and California.  The Board has great confidence in Tim and we look forward to his contributions as we leverage the Company’s diversified regional presence, proven management team, property development capabilities, strong balance sheet, acknowledged operating discipline, the highly regarded Hollywood Casino brand, and robust customer database to enhance shareholder value.”

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities with a focus on slot machine entertainment. At June 30, 2014, the Company operated twenty-seven facilities in eighteen jurisdictions, including Florida, Illinois, Indiana, Iowa, Kansas, Maine, Massachusetts, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario. At June 30, 2014, in aggregate, Penn National Gaming’s operated facilities featured approximately 30,900 gaming machines, 790 table games and 2,900 hotel rooms.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “plan” or “anticipates,” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about Penn National Gaming and its subsidiaries, including risks related to the potential construction delays and, with respect to our projects in Ohio, pending litigation involving the legality of video lottery terminals at tracks, with respect to our project in Massachusetts, the ultimate location of the other gaming facilities in the state and the outcome of the referendum to repeal the gaming legislation in the state and, with respect to our project outside of San Diego, California, the risks of financing a project of this type, sovereign immunity, local opposition and building a complex project on a relatively small parcel.  Accordingly, any forward looking statements are qualified in their entirety by reference to the factors described in Penn National Gaming’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to Penn National Gaming or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. Penn National Gaming undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

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